EXHIBIT 21.1

SUBSIDIARIES OF PREMIERE GLOBAL SERVICES, INC.

SUBSIDIARY	JURISDICTION OF ORGANIZATION

American Teleconferencing Services, Ltd.	Missouri
Accucast, Inc.	Georgia
CCS ConferenceCallService GmbH	Germany
Clarinet, Inc.	Georgia
Communications Network Enhancement Inc.	Delaware
Comwave UK, Ltd.	United Kingdom
Enunciate Corporation	Canada
Fastwell Technology Limited	Hong Kong
iMeet, Inc.	Delaware
Intellivoice Communications, LLC	Delaware
Netspoke, Inc.	Delaware
Premiere Communications, Inc.	Florida
PCI Network Services, Inc.	Georgia
Premiere Conferencing E.U.R.L.	France
Premiere Conferencing GmbH	Germany
Premiere Conferencing Limited	New Zealand
Premiere Conferencing Pte. Ltd.	Singapore
Premiere Conferencing Pty Limited	Australia
Premiere Conferencing (Canada) Limited	Canada
Premiere Conferencing (Hong Kong) Limited	Hong Kong
Premiere Conferencing (Ireland) Limited	Ireland
Premiere Conferencing (Japan), Inc.	Japan
Premiere Conferencing (UK) Limited	United Kingdom
Premiere Conferencing Networks, Inc.	Georgia
Premiere Global Services (Asia) Pty Ltd.	Australia
Ptek, Inc.	Georgia
Ptek Investors I LLC	Delaware
PTEK Services, Inc.	Delaware
Ptek Ventures I LLC	Delaware
RCI Acquisition Corp.	Georgia
SaveOnConferences.Co.Uk Limited	United Kingdom
SaveOnConferences.De GmbH	Germany
Unimontis AG	Switzerland
Unimontis M&C AG	Switzerland
Unimontis GmbH	Germany
Vitel Limited	United Kingdom
Voice-Tel Enterprises, LLC	Delaware
Voice-Tel of New Zealand Limited	New Zealand
Voice-Tel Pty Ltd.	Australia
Xpedite, Inc.	Japan
Xpedite, Ltd.	Korea
Xpedite Systems Limited	Hong Kong
Xpedite Network Services, Inc.	Georgia
Xpedite Systems Inc. (Malaysia) Sdn. Bhd.	Malaysia
Xpedite Systems AG	Switzerland
Xpedite Systems Canada, Inc.	Canada
Xpedite Systems GmbH	Germany
Xpedite Systems Holdings (UK) Limited	United Kingdom
Xpedite Systems, LLC	Delaware
Xpedite Systems Limited	New Zealand

SUBSIDIARY	JURISDICTION OF ORGANIZATION

Xpedite Systems Limited	United Kingdom
Xpedite Systems NV/SA	Belgium
Xpedite Systems Participation E.U.R.L.	France
Xpedite Systems Pte. Ltd.	Singapore
Xpedite Systems Pty Limited	Australia
Xpedite Systems S.r.l.	Italy
Xpedite Systems Spain, S.A.	Spain
Xpedite Systems, S.A.	France
Xpedite Systems Worldwide, Inc.	Delaware